Exhibit 4.2

Rights Certificate Number		CUSIP Number

Maximum Units Available Subscription Privilege	Rights	Record Date

STAR GAS PARTNERS, L.P.

RIGHTS CERTIFICATE TO SUBSCRIBE FOR COMMON UNITS REPRESENTING LIMITED PARTNERSHIP

INTEREST FOR HOLDERS OF RECORD OF COMMON UNITS

ON                     , 2006.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006, UNLESS EXTENDED BY THE PARTNERSHIP (THE “EXPIRATION TIME”).

Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), is conducting a rights offering (the “Rights Offering”), which entitles the holders of common units representing limited partnership interest (“Common Units”), in the Partnership to receive a .5441 non-transferable subscription right for each Common Unit held by them at the close of business on                     , 2006 (the “Record Date”).

As the registered owner of this Rights Certificate, you are entitled to the number of non-transferable subscription rights (“Rights”) shown above. Each whole Right entitles the holder thereof to subscribe for and purchase one (1) Common Unit (the “Subscription Privilege”) at a subscription price of $2.00 per unit (the “Subscription Price”), pursuant to the Rights Offering.

Certificates representing Common Units purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time. No fractional shares or cash in lieu thereof will be issued or paid. Instead, the number of units each rights holder is entitled to acquire will be rounded upward to the nearest whole share, subject to a maximum offering of 17,500,000 common units. Set forth above are the number of Rights evidenced by this Rights Certificate that you are entitled to exercise and the maximum number of Common Units you are entitled to subscribe for and purchase pursuant to your Subscription Privilege.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING,

PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT,

GEORGESON SHAREHOLDER, AT (888) 877-5392.

THIS RIGHTS CERTIFICATE IS NON-TRANSFERABLE, AND MAY NOT BE COMBINED OR DIVIDED. RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW RIGHTS CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

SUBSCRIPTION FOR UNITS: To subscribe for Common Units pursuant to your Subscription Privilege, please complete lines “A” and “B” and Section 1.

(Complete appropriate lines and sections on reverse side of this Rights Certificate.)

If you want a new Rights Certificate evidencing any unexercised Rights delivered to you, check box “C” below.

PAYMENT OF UNITS: Full payment for Common Units subscribed for pursuant to the Subscription Privilege payable to LaSalle Bank National Association or a notice of guaranteed delivery must accompany this Rights Certificate. Please reference your Rights Certificate Number on your certified check, bank draft, money order or notice of guaranteed delivery.

If you do not indicate the number of Common Units being purchased for the subscription rights you receive, or do not forward full payment of the aggregate Subscription Price for the number of Common Units that you indicate are being purchased, then you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of units that may be purchased for the aggregate Subscription Price payment you delivered to the Subscription Agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised the full Subscription Privilege to purchase the maximum number of Common Units available to you pursuant to your Subscription Privilege and the excess amount will be returned to you by mail or similarly prompt means, without interest or deduction as soon as practicable after the Expiration Time.

RETURN TO: STAR GAS PARTNERS, L.P. C/O LASALLE BANK NATIONAL ASSOCIATION

By Mail:	By Overnight Courier:	By Hand:

LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (800) 246-5761, Menu Option 2 Facsimile: (312) 904-2079 Attention: Corporate Trust Operations	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (800) 246-5761, Menu Option 2 Facsimile: (312) 904-2079 Attention: Corporate Trust Operations	LaSalle Bank National Association 135 S. LaSalle Street, Suite 1811 Chicago, Illinois 60603 Telephone: (312) 904-5091 Facsimile: (312) 904-2079 Attention: Joseph Pellicore

PLEASE FILL IN ALL APPLICABLE INFORMATION

A.	Subscription Privilege(1)		$2.00	=	$
		(No. of Shares)	(Subscription Price)

B.	Amount Enclosed:	$

C.	Deliver a certificate representing unexercised Rights to the address in Section 1 ☐

(1)	May not exceed maximum Common Units available pursuant to the Subscription Privilege.

SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Common Units indicated in “A” above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Common Units for which I have subscribed, the Partnership may exercise any remedies available to it under law.

Signature of Subscriber(s)

Address for delivery of units or certificates representing unexercised Rights (if permanent change of address, check here ☐)

Please give your telephone number:

Please give your email address:

IMPORTANT: Signature guarantee by (a) a commercial bank or trust Partnership; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Rights Certificate is not registered in your name or you are not an eligible institution:

Signature:
(name of bank or firm)

Guaranteed By:
(signature/title)